ITEM 77I

The MFS Capital Opportunities Fund, a series of Trust VII, established a new class of shares (Class R) as described the supplement style Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such document is incorporated herein by reference.